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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------

We hereby consent to the incorporation by reference in this registration statement on Form S-3/A of our report dated August 30, 2001 relating to the financial statements of Cass Communications (a division of Cass Communications, Inc.) as of December 31, 2000 and for the years ended December 31, 2000 and 1999, included in Alloy, Inc.'s Form 8-K/A dated August 14, 2001 and all subsequent amendments.

                                               /s/ Hutton, Nelson & McDonald LLP


Oakbrook Terrace, Illinois
October 23, 2001